UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
611 Bainbridge Street, Suite 100
Richmond, Virginia 23224
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 728-3833
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CarLotz, Inc. (the “Company”) has appointed Ozan Kaya as the Company’s President effective as of April 25, 2022 (the “Start Date”) and Eugene Kovshilovsky as the Company’s Chief Technology Officer, effective as of April 17, 2022.

Mr. Kaya age 41, will become the Company’s President, effective as of April 25, 2022. Prior to joining the Company, Mr. Kaya served as Chief Financial Officer from January 2017 to July 2021 and Chief Operating Officer from January 2020 to July 2021 of ShopRunner, a members-only e-commerce platform. Prior to that, he was Chief Financial Officer at Kapow, a leading online platform for companies to book events across the United States, from May 2015 to December 2016. Mr. Kaya holds a BS degree in Engineering from The Ohio State University.

Mr. Kovshilovsky age 40, will become the Company’s Chief Technology Officer, effective as of April 17, 2022. Prior to joining the Company, Mr. Kovshilovsky served as Senior Vice President of Software Engineering at CarParts.com, an online provider of automotive parts, from August 2019 to April 2022. Prior to that, he was Vice President of Engineering at EnterpriseAlumni, an alumni and retiree management platform, from June 2017 to August 2019. Earlier in his career, he served as Director of Engineering of Media Temple, a GoDaddy Company, a web hosting company, from March 2015 to June 2017. He holds a BS in Computer Science from California State University, Los Angeles.

On March 25, 2022, John Foley notified the Board of Directors of the Company (the “Board”) of his intention to resign his position as Chief Operating Officer of the Company effective April 8, 2022.

The Board has announced that Daniel Valerian will cease to be the Company’s Chief Technology Officer, effective April 15, 2022. In connection with Mr. Valerian’s separation, he entered into a separation and release agreement with the Company, which provides for separation benefits consistent with his employment agreement, as well as a consulting arrangement for up to one year.

The Company and Mr. Kaya have entered into an employment agreement, dated March 19 2022, (the “Kaya Employment Agreement”), effective as of the Start Date. The Kaya Employment Agreement provides for a three-year term, with automatic 12-month renewals unless either party provides 90 days’ notice not to renew. Under the Kaya Employment Agreement, Mr. Kaya will receive: (i) an annual base salary of $440,000, (ii) a sign-on bonus of $440,000, subject to Mr. Kaya’s continued employment through the first anniversary of the Start Date, (iii) a first-year annual bonus with a target value of $440,000 payable based on performance for the period from the Start Date to the first anniversary of the Start Date, (iv) an annual performance-based bonus with a target value of 100% of Mr. Kaya’s annual base salary and a maximum value of 200% of Mr. Kaya’s annual base salary for each calendar year of the employment term beginning in 2023, (v) a sign-on time based equity award of 1,100,000 RSUs, vesting, subject to Mr. Kaya’s continued employment through the applicable vesting date, in equal annual installments over four years, and (vi) a sign-on performance equity award of 1,100,000 performance RSUs. The sign-on performance equity award will vest, subject to Mr. Kaya’s continued employment through the applicable vesting date, as follows: (x) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $4.00 (threshold); (y) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $8.00 (target); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a 20 trading-day volume weighted average price of $12.00 (maximum). The sign-on time based equity award and sign-on performance equity award are in lieu of any other equity grant to Mr. Kaya in fiscal year 2022. Mr. Kaya will also be eligible to participate in the Company’s health and other benefit plans and to receive future customary equity award grants.

The Kaya Employment Agreement provides that in the event of a termination of Mr. Kaya’s employment by the Company without “Cause”, or a resignation by Mr. Kaya for “Good Reason” (both as defined in the Kaya Employment Agreement) not in connection with a change in control, and conditional on Mr. Kaya signing a general release of claims and complying with certain restrictive covenants, Mr. Kaya will be entitled to receive: (i) 12 months of then base salary, payable in installments, (ii) his sign-on bonus, if not already paid, (iii) a prorated portion of his first-year annual bonus, if not already paid, as well as a prorated portion of his annual bonus, (iv) accelerated vesting of any equity awards scheduled to vest within 12 months following the termination date (other than any awards based on performance-vesting conditions) and (v) up to 12 months of continuing health benefits. In the event that Mr. Kaya’s employment is terminated by the Company without “Cause”, or resigns for “Good Reason” in connection with a change in control, he will receive the payments and benefits referenced in (i) through (v) above, as well as accelerated vesting of all outstanding unvested equity awards, including those based on performance-vesting conditions, which will vest based on actual performance on the date of termination, and an additional amount equal to his target annual bonus, payable in installments over the 12 months following the termination date.

The foregoing summary of the Kaya Employment Agreement is not complete and is qualified in its entirety by the Kaya Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Mr. Ozan and any of the Company’s directors or executive officers, and no arrangements or understandings between Mr. Ozan and any other person pursuant to which Mr. Ozan was selected as an officer.

A copy of the press release issued by the Company on March 31, 2022 announcing the Company’s appointments of Mr. Kaya and Mr. Kovshilovsky is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Employment Agreement, dated March 19, 2022, between Ozan Kaya and CarLotz, Inc.

99.1	Press release dated March 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLOTZ, INC.

Dated: March 31, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel